As Amended through October 23, 2023
WEST PHARMACEUTICAL SERVICES, INC.

AMENDED AND RESTATED BYLAWS
ARTICLE I
SHAREHOLDERS
Section 1.Meetings.
(a)Annual Meeting. The annual meeting of the shareholders for the election of directors from the nominees for director at such meeting and for other business as may be properly brought before the meeting, in each case, in accordance with the applicable provisions of these Amended and Restated Bylaws (the “Bylaws”) of West Pharmaceutical Services, Inc. (the “Company”), the Articles of Incorporation of the Company (as amended from time to time, the “Articles of Incorporation”), and applicable law, shall be held at such time as may be fixed by the Board of Directors of the Company (the “Board of Directors”).
(b)Special Meetings. Special meetings of the shareholders may be called at any time by the Chair of the Board (as defined below), the President, or a majority of the entire Board of Directors. Only business within the purpose or purposes specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors may be conducted at a special meeting of the shareholders. No shareholder shall have the power to require that a meeting of the shareholders be held or that any matter be voted on by the shareholders at any special meeting, except as required by applicable law.
(c)Place. Meetings of the shareholders shall be held (1) at such place, within or without the Commonwealth of Pennsylvania, as may be fixed by the Board of Directors or, in the case of a special meeting, by the Chair of the Board, the President, or a majority of the entire Board of Directors or, (2) if so determined by the Board of Directors or, in the case of a special meeting, by the Chair of the Board, the President or a majority of the entire board, by means of the internet or other electronic technology in a manner that satisfies the requirements of the Pennsylvania Business Corporation Law of 1988, as may be amended or replaced from time to time (the “PBCL”), in each case, from time to time.
(d)Conduct of Meeting of Shareholders. There shall be a presiding officer at all meetings of the shareholders. The presiding officer shall be the Chair of the Board or, in the case of vacancy of office or absence of the Chair of the Board, the presiding officer shall be designated by the Board of Directors. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall, except as otherwise required by applicable law (including Section 1765 of the PBCL), determine the order of business and shall have the authority to establish rules for the conduct of the meeting and to regulate the conduct of the meeting, including, without limitation, by: (1) imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxy holders) that may attend the meeting; (2) ascertaining whether any shareholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted the proceedings thereat; (3) determining the circumstances in which any person may make a statement or ask questions at the meeting; (4) ruling on all procedural questions that may arise during or in connection with the meeting; (5) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (6) determining the time or times at which the polls for voting at the meeting will be opened and closed. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted. Any regular or special meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period or periods as the presiding officer shall direct. If the presiding officer for a meeting of shareholders that is to be held exclusively by means of electronic technology decides in his or her reasonable judgment on the day of the meeting that the meeting cannot be convened because of a reason outside the control of the Company, the presiding officer may postpone the meeting to a specified time later that day or the following day. Notice of the postponed meeting may be given by means solely of a publicly available filing with the Securities and Exchange Commission (“SEC”).
(e)Attendance by Electronic Means. A shareholder or a shareholder’s proxy’s presence or participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder or a shareholder’s proxy by telephone or other electronic means, including, without limitation, the internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder or a shareholder’s proxy for all purposes.
Section 2.Notice.
(a)Valid Notice. Written notice of the date, time and place, if any, of all meetings of shareholders and of the purpose of each special meeting of shareholders shall be given to each shareholder of record entitled to vote thereat at least five days before the date of the meeting, unless a greater period of notice is required by applicable law in a particular case. Such notice may be given to the shareholder by either of the following methods:
(1) by first class or express mail, postage prepaid, or courier service, charges prepaid, to the postal address of the person appearing on the books of the Company, which notice shall be deemed to have been given to the shareholder when deposited in the United States mail or with a courier service for delivery to that person; or
(2) by facsimile transmission, e-mail or other electronic communication to the facsimile number or address for e-mail or other electronic communications supplied by the person to the Company for the purpose of notice, which notice shall be deemed to have been given to the person entitled thereto when sent.
If the Company has given a shareholder notice of the internet availability of proxy materials in a manner conforming with the rules of the SEC, the Company may give notice of the meeting to the shareholder by posting the notice on the internet website to which the proxy materials are posted.
(b)Waivers of Notice. No notice of any meeting of shareholders need be given to any shareholder entitled to notice who files an executed waiver of notice in record form with the Secretary of the Company, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in a waiver of notice. The attendance of any shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(c)Notice of Adjournment. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or required by applicable law.
Section 3.Voting.
(a)Votes. Except as otherwise provided in these Bylaws, in the Articles of Incorporation, or by applicable law, every shareholder shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every shareholder may vote either in person or by proxy. No shareholder shall be entitled to be present or participate, including voting and taking other action, in any meeting of shareholders by means of conference telephone or other electronic technology, unless provided by action of the Board of Directors.
(b)Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may authorize another person to act for him or her by proxy. Every proxy will be executed or authenticated in a manner permitted by Section 1759 of the PBCL (or any successor provision). Unless a proxy is a proxy coupled with an interest (as defined for purposes of Section 1759 of the PBCL (or any successor provision), a proxy shall be revocable at will notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice in record form of the death or incapacity is given to the Secretary of the Company or its designated agent. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Company.
(c)Proxy Card. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
(d)Voting List. The Company shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The Company shall not be required to include electronic mail addresses or other electronic contact information of the shareholders on such list. The list shall be produced and kept open at the date, time and place, if any, of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that the Company shall not be required to produce the list at a meeting of shareholders for which a judge or judges of election are appointed but instead shall furnish the list to the judge or judges of election. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or to vote at any meeting of shareholders. If a meeting of shareholders is not held at a place, the Company shall make the list of shareholders available in a reasonably accessible manner.
Section 4.Quorum and Required Vote. Except as otherwise provided in these Bylaws, in the Articles of Incorporation, or by applicable law, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at a meeting shall constitute a quorum. If a quorum is not present, no business shall be transacted except to adjourn to a future time. In all matters other than the election of directors, the affirmative vote of the majority of shares [present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders]. Subject to the Articles of Incorporation, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected; provided, however, that at any meeting of the shareholders for which the Secretary of the Company determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee but shall exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. If a director is not elected, the director shall tender his or her resignation to the Board of Directors. The Board of Directors will publicly disclose its decision with respect to whether to accept or reject the resignation, or whether other action should be taken, and the rationale behind such decision within ninety (90) days from the date of the certification of the election results.
Section 5.Nomination of Directors.
(a)Notice Required. Nominations for election of directors at a meeting of shareholders may be made only (1) by or at the direction of the Board of Directors, (2) at an annual meeting or at a special meeting where the Board of Directors has determined that directors shall be elected at such meeting in accordance with Section 1(b) of Article I by a shareholder of record who (A) has complied with all applicable requirements of this Section 5 and Section 7 of Article I in relation to such nomination, (B) was a shareholder of record at the time of the giving of notice required by this Section 5, on the record date(s) for the determination of shareholders entitled to notice of and to vote at the meeting and is a shareholder of record at the time of the meeting, (C) is entitled to vote at the meeting and is present in person (as defined below) at such meeting and (D) has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting or (3) by a shareholder or group of shareholders of record in compliance with Section 8 of Article I. This Section 5, Section 7 and Section 8 of Article I of these Bylaws shall be the exclusive means for a shareholder to make nominations before a meeting of shareholders. If a shareholder is not present in person to present its nomination, such nomination shall be disregarded (notwithstanding that proxies or votes in respect of such proposal may have been solicited, obtained or delivered). For the avoidance of doubt, a shareholder is not entitled to have its nomination included in the Company proxy materials solely as a result of such shareholder’s compliance with the provisions of this Section 5, except to the extent required by applicable law if such nominees are submitted in accordance and in compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and any other requirements of applicable state and federal law. For nominations to be properly brought before a meeting by a shareholder pursuant to this Section 5(a) such nominations must be made by such a shareholder by timely notice in proper written form (the “Nomination Notice”) of the shareholder’s intent to nominate a director at the meeting.
(b)Timely Notice; Proper Written Form.
(1)To be timely, the Nomination Notice shall be delivered to and received by the Secretary of the Company (A) in the case of an annual meeting, not less than [one hundred and twenty (120) days nor more than one hundred and fifty (150) days of the anniversary] of the date the Company commenced delivery of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders and (B) in the case of a special meeting, not later than the close of business on the later of the date that is sixty (60) days prior to such special meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made; provided, however, in the case of clause (A) or clause (B) of this Section 5(b)(1), that in the event less than 21 days’ notice or prior public disclosure of the date of the meeting is given to shareholders or made, the Nomination Notice shall be delivered to the Secretary of the Company not later than the earlier of (i) the seventh day following the day on which notice of the date of the meeting was first mailed to shareholders or such public disclosure was made, whichever occurs first, or (ii) the fourth day prior to the meeting. In no event shall the recess, adjournment or postponement of a meeting (or public disclosure thereof) commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 5(b)(1).
(2)To be in proper form, the Nomination Notice shall be in writing and shall contain or be accompanied by:
(A)the name and address (including, if applicable, the name and address as they appear on the Company’s books) of each Proposing Person;
(B)a representation and warranty that the shareholder delivering the Nomination Notice is a holder of record of the Company’s shares, intends to continue to hold such shares through the conclusion of such shareholders meeting and intends to appear in person at the meeting to nominate the person or persons specified in the Nomination Notice;
(C)as to each Proposing Person: (i) the number and class of the Company’s securities which are, directly or indirectly, owned beneficially or of record, by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (ii) any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company, including, without limitation, any option, warrant, convertible security, stock appreciation right, or similar right or interest (including any derivative securities (as such term is defined in Rule 16a-1(c) under the Exchange Act) or other synthetic arrangement having the characteristics of a long position) which, assuming for purposes of these Bylaws, are presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of the Company’s securities or with a value derived in whole or in part from the price, value, dividend or amount of dividend or volatility of any class or series of the Company’s securities, whether or not such instrument or right is subject to settlement, in whole or in part, in the underlying class or series of the Company’s securities or otherwise directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and any other direct or indirect opportunity, right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the price, value, dividend or amount of dividend or volatility of the Company’s securities, in each case, regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (ii) being a “Derivative Instrument”); provided, however, that for the purpose of the term “Derivative Instrument,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; provided, further, that any shareholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a shareholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(e) under the Exchange Act) shall not be required to disclose a Derivative Instrument held by such shareholder as a hedge with respect to a bona fide derivatives trade or position of such shareholder arising in the ordinary course of such shareholder’s business as a derivatives dealer, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Person has a right to vote any shares of any security of the Company or which has the effect of increasing or decreasing the voting power of such person, (iv) any contract, agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, including, without limitation, any short position or any borrowing or lending of shares of stock, the purpose or effect of which is to mitigate loss, reduce economic risk (of ownership or otherwise) or increase or decrease voting power with respect to any capital stock of the Company or which provides any party, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the capital stock of the Company, including, without limitation, any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Company (any of the foregoing, a ”Short Interest”), (v) any rights to dividends on the Company’s securities owned, directly or indirectly, beneficially or of record by such Proposing Person that are separated or separable from the underlying securities of the Company, (vi) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such Proposing Person may be entitled to based on any increase or decrease in the value of the Company’s securities, Derivative Instruments or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s affiliate or immediate family sharing the same household, (viii) any material pending or threatened legal proceeding in which such Proposing Person or its affiliates is a party, material participant or has an interest (other than an interest that is substantially the same as all shareholders) involving the Company or its affiliates or its or their directors or officers, (ix) any direct or indirect interest (including a Derivative Instrument or Short Interest) of such Proposing Person in any contract or agreement with the Company, any affiliate of the Company or any significant competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (provided that, solely for purposes of this clause (ix), references to the words “the Company” within the definitions of “Derivative Instrument” and “Short Interest” shall be replaced with the words “such affiliate” when such definitions pertain to “any affiliate of the Company” and “such competitor” when such definitions pertain to “any significant competitor of the Company”), (x) any other material relationship with such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any significant competitor of the Company, on the other hand, (xi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, (xii) any other information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Person, (xiii) a representation and warranty as to whether the shareholder(s) is a holder of record of the shares of the Company entitled to vote at such meeting, intends to continue to hold such shares through the conclusion of such shareholders meeting, and intends to be present in person at the meeting to propose such nomination, (xiv) a representation and warranty as to whether such Proposing Person intends or is part of a group which intends to (A) deliver a proxy statement and/or any form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee (and if so, the identity of such Proposing Person) and/or (B) otherwise engage in or be a participant in a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) of proxies in support of such nomination (and if so, the identity of each participant (as such term is defined for purposes of Item 4 of Schedule 14A under the Exchange Act) in such solicitation); (xv) a representation and warranty regarding whether a Proposing Person or any other person with whom the Proposing Person is acting in concert intends to or will submit, or is part of a group that intends to or will submit, any other proposal at the meeting, and (xvi) a representation and warranty regarding whether the Proposing Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, in the event that a Proposing Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the Secretary of the Company upon written request), on behalf of such Proposing Person and any group of which it is a member, in which such Proposing Person acknowledges and agrees (w) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of such director nominees other than the Company’s nominees in accordance with Rule 14a-19(a)(3) under the Exchange Act, (x) that it shall notify the Secretary promptly if any change occurs with respect to the intent of such Proposing Person or the group of which such Proposing Person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees or with respect to the names of such Proposing Person’s nominees, (y) that if such Proposing Person or the group of which it is a part (1) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (with respect to special meetings, if applicable), then the Company shall disregard any proxies or votes solicited for such Proposing Person’s nominees, and (z) that, upon request by the Company, if such Proposing Person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Proposing Person shall deliver to the Company, no later than 5 business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Company or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act;
(D)as to each proposed nominee (each, a “Prospective Nominee”): (i) his or her name, age, business address and, if known, residence address, (ii) his or her principal occupation or employment, (iii) information necessary to determine if such nominee is an “Independent Director” meeting the requirements of Section 10 of Article II of these Bylaws, (iv) all information with respect to such Prospective Nominee that would be required to be set forth in a Nomination Notice pursuant to Section 5(b)(2)(C) of Article I if the term “Prospective Nominee” were substituted for the term “Proposing Person” where it appears in such paragraph, (v) such other information regarding such nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the Securities and Exchange Commission under the Exchange Act and Rule 14a-11 thereunder, had proxies been solicited with respect to such nominee by the management or Board of Directors of the Company, and (vi) a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits or and other agreements, arrangements and understandings (whether written or oral, formal or informal, or monetary or non-monetary) during the past three years, and any other material relationships, between or among any Proposing Person(s), on the one hand, and any of such Prospective Nominee, his or her respective affiliates or associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the Proposing Person were the “registrant” for purposes of such rule and the Prospective Nominee were a director or executive officer of such registrant;
(E)a description of all arrangements or understandings among a Proposing Person and each Prospective Nominee and any other person or persons (naming such person or persons) pursuant to which the recommendation or recommendations or nomination or nominations are to be made by the Proposing Person;
(F)the consent of each Prospective Nominee to being named in proxy materials as a nominee and to serve as a director of the Company if so elected; and
(G)a completed and executed questionnaire, representation and agreement required by Section 9 of Article I.

The Company may require any Prospective Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility and qualifications of the nominee to serve as a director.
(c)Interviews. Upon written request by the Secretary of the Company, the Board of Directors or any duly authorized committee thereof, each Prospective Nominee shall, and such shareholder shall cause such Prospective Nominee to, make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within five (5) business days of delivery of such request (or such other period as may be specified in such request).
(d)14a-19 Compliance. Without limiting the other provisions and requirements of this Section 5, unless otherwise required by applicable law, if any shareholder (A) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (with respect to special meetings, if applicable), then the Company shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Company, if any shareholder provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such shareholder shall deliver to the Company, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Company or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
Section 6.Notice of Business at Annual Meetings.
(a)Notice Required. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (C) properly brought before the annual meeting by a shareholder of record who (i) has complied with all applicable requirements of this Section 6 and Section 7 of Article I in relation to such business, (ii) was a shareholder of record at the time of the giving of notice required by this Section 6, on the record date(s) for the determination of shareholders entitled to notice of and to vote at the annual meeting and is a shareholder of record at the time of the annual meeting, (iii) is entitled to vote at the annual meeting and is present in person at such meeting, (iv) has given timely notice in proper written form (the “Business Notice”) of the shareholder’s intent to propose business at an annual meeting to the Secretary of the Company in accordance with this Section 6 and (2) (A) a proper matter for shareholder action under these Bylaws, the Articles of Incorporation and applicable law and (B) a matter not expressly reserved for action by the Board of Directors under these Bylaws, the Articles of Incorporation or applicable law. This Section 6 shall be the exclusive means for a shareholder to submit other business before an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 of the Exchange Act and included in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors). If a shareholder is not present in person to present its proposal, such proposal shall be disregarded (notwithstanding that proxies or votes in respect of such proposal may have been solicited, obtained or delivered). For the avoidance of doubt, a shareholder is not entitled to have its proposal included in the Company proxy materials solely as a result of such shareholder’s compliance with the provisions of this Section 6.
(b)Timely Notice; Proper Written Form
(1)To be timely, the Business Notice shall be delivered to the Secretary of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced delivery of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders or made, the Business Notice shall be delivered to the Secretary of the Company not later than the earlier of (i) the seventh day following the day on which such notice of the date of the annual meeting was first mailed to shareholders or such public disclosure was made, whichever occurs first, or (ii) the fourth day prior to the annual meeting. In no event shall the recess, adjournment or postponement of an annual meeting (or public disclosure thereof) commence a new time period (or extend any time period) for the giving of a Business Notice as described above. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute proposals following the expiration of the time periods set forth in this Section 6(b)(1).
(2)To be in proper form, the Business Notice shall be in writing and shall contain or be accompanied by the following as to each matter the shareholder proposes to bring before the annual meeting:
(A)a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(B)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);
(C)a description in reasonable detail of the reasons why such shareholder or any Proposing Person believes that the taking of the action proposed to be taken would be in the best interests of the Company;
(D)the name and address (including, if applicable, the name and address as they appear on the Company’s books) of each Proposing Person;
(E)a representation and warranty that the shareholder delivering the Business Notice is a holder of record of the Company’s shares, intends to continue to hold such shares through the conclusion of such annual meeting and intends to appear in person at the meeting to propose the business specified in the Business Notice;

(F)a description of any material direct or indirect interest (including a Derivative Instrument or Short Interest) of each Proposing Person, including any anticipated benefit to the shareholder or any other Proposing Person therefrom, in the business specified in the Business Notice and a description in reasonable detail of all agreements, arrangements and understanding between any Proposing Person and any other persons (including their names) in connection with the proposal of the business set forth in the Business Notice;
(G)as to each Proposing Person: (i) the number and class of the Company’s securities which are, directly or indirectly, owned beneficially or of record, by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (ii) any Derivative Instrument, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Person has a right to vote any shares of any security of the Company or which has the effect of increasing or decreasing the voting power of such person, (iv) any Short Interest, (v) any rights to dividends on the Company’s securities owned, directly or indirectly, beneficially or of record by such Proposing Person that are separated or separable from the underlying securities of the Company, (vi) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than an asset-based fee) that such Proposing Person may be entitled to based on any increase or decrease in the value of the Company’s securities, Derivative Instruments or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s affiliate or immediate family sharing the same household, (viii) any material pending or threatened legal proceeding in which such Proposing Person or its affiliates is a party, material participant or has an interest (other than an interest that is substantially the same as all shareholders) involving the Company its affiliates or its or their directors or officers, (ix) any direct or indirect interest (including a Derivative Instrument or Short Interest) of such Proposing Person in any contract or agreement with the Company, any affiliate of the Company or any significant competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (provided that, solely for purposes of this clause (ix), references to the words “the Company” within the definitions of “Derivative Instrument” and “Short Interest” shall be replaced with the words “such affiliate” when such definitions pertain to “any affiliate of the Company” and “such competitor” when such definitions pertain to “any significant competitor of the Company”), (x) any other material relationship with such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any significant competitor of the Company, on the other hand, (xi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal, (xii) any other information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Person, (xiii) a representation and warranty as to whether such Proposing Person is a holder of record of the shares of the Company entitled to vote at the annual meeting, intends to continue to hold such shares through the conclusion of such shareholders meeting, and intends to be present in person at the meeting to propose such business, (xiv) a representation and warranty as to whether such Proposing Person intends or is part of a group which intends to (A) deliver a proxy statement and/or any form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approval the proposed business (and if so, the identity of such Proposing Person) and/or (B) otherwise engage in or be a participant in a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act) of proxies in support of such business (and if so, the identity of such participant (as such term is defined for purposes of Item 4 of Schedule 14A under the Exchange Act) in such solicitation); and (xv) a representation and warranty regarding whether a Proposing Person or any other person with whom the Proposing Person is acting in concert intends to or will submit, or is part of a group that intends to or will submit, any other proposal at the annual meeting.
Section 7.General Provisions Applying to Nomination of Directors and Notice of Business at Annual Meetings.
(a)Determination of Compliance. Only such persons who are nominated in accordance with the procedures set forth in Section 5 of Article I shall be eligible to be elected at a meeting of shareholders to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the annual meeting in accordance with Section 6 of Article I. Except as otherwise provided in these Bylaws, in the Articles of Incorporation or by applicable law, if a judge or judges of election shall not have been appointed pursuant to these Bylaws, the presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting or business brought before the meeting was not made in accordance with the procedures set forth in Section 5 of Article I or Section 6 of Article I, as applicable, and, in such event, the nomination or business shall be disregarded. Any decision by the judge or judges of election or the presiding officer of the meeting, as applicable, shall be conclusive and binding upon all shareholders of the Company for any purpose. In addition, a nomination or business proposed to be brought before a meeting by a shareholder pursuant to Section 5 or Section 6 of Article I, as applicable, may not be brought before a meeting if such shareholder or any Proposing Person takes action contrary to the representations and warranties made in the shareholder notice applicable to such nomination or business or if the applicable shareholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Company, the shareholder notice was not updated in accordance with these Bylaws to cause the information provided therein to be true, correct and complete in all respects.
(b)Required Updates. In addition, to be timely, a shareholder shall update and supplement its Nomination Notice or Business Notice to the Company, if necessary and as applicable, so that the information provided or required to be provided in such notice (including any information regarding any Proposing Person or Prospective Nominee) shall be true, correct and complete as of the record date(s) for the determination of persons entitled to receive notice of and to vote at the meeting and as of the date that is five (5) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to and received by the Secretary of the Company at the principal executive offices of the Company no later than two (2) business days after the record date(s) for the meeting in the case of the update and supplement required to be made as of the record date(s), and not later than two (2) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment or postponement thereof, and not later than two (2) business days after the occurrence of any event or development that would cause the information provided to be not true, correct and complete in all material respects. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not cure or limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder, or under any other provision of these Bylaws, to amend or update any nomination or proposal or to submit any new proposal or nomination, including, without limitation, by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders. If a shareholder fails to provide such update and supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(c)Requested Supplement. Upon written request by the Secretary of the Company, the Board of Directors or any duly authorized committee thereof, a shareholder submitting a Nomination Notice or Business Notice pursuant to Section 5 or Section 6 of Article I, respectively, proposing business or a nomination to be brought before a meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, to any duly authorized committee thereof or any duly authorized officer of the Company, to update the information (including any information submitted regarding any Proposing Person or Prospective Nominee) contained in any previously submitted notice and provide the disclosures required by Section 5 and Section 6 of Article I, as applicable, such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary of the Company. If a shareholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(d)Verification of Information. Upon written request by the Secretary of the Company, the Board of Directors or any duly authorized committee thereof, a shareholder submitting a Nomination Notice or Business Notice pursuant to Section 5 or Section 6 of Article I, respectively, proposing business or a nomination to be brought before a meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory in the reasonable discretion of the Board of Directors, to any duly authorized committee thereof or any duly authorized officer of the Company to demonstrate the accuracy of any information submitted by the shareholder (including any information submitted regarding any Proposing Person or any Prospective Nominee) in the notice delivered pursuant to the requirements of these Bylaws (including, if requested, written confirmation by such shareholder that it continues to intend to recommend or bring the nomination proposed in the notice before the meeting) and (B) such other information reasonably required by the Secretary of the Company, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Proposing Person or Prospective Nominee or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person. If a shareholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(e)Cross References. For a Nomination Notice or Business Notice pursuant to Section 5 or Section 6 of Article I to comply with the requirements of Section 5 or Section 6 of Article I, respectively, each of the requirements of Section 5 or Section 6 of Article I shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of Section 5 or Section 6 of Article I the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of these Bylaws shall not be deemed responsive to any other provision of these Bylaws unless it is expressly cross-referenced to such other provision and it is clearly apparent on its face how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Section 5 or Section 6 of Article I, as applicable. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Section 5 or Section 6 of Article I, as applicable, shall be disregarded and shall not satisfy the applicable requirements.
(f)Incorporation by Reference. For a Nomination Notice or Business Notice pursuant to Section 5 or Section 6 of Article I to comply with the requirements of Section 5 or Section 6 of Article I, respectively, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in Section 5 or Section 6 of Article I. A notice shall not be deemed to be in compliance with Section 5 or Section 6 of Article I, as applicable, if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with SEC not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.
(g)Representation Regarding Information. A shareholder submitting a Nomination Notice or Business Notice pursuant to Section 5, Section 6 or this Section 7 of Article I, by its delivery to the Company, represents and warrants to the Company that all information contained therein (including any information regarding any Proposing Person or Prospective Nominee), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such shareholder acknowledges that it intends for the Company and the Board of Directors to rely on such information as (A) being true, correct and complete in all respects and (B) not containing any false or misleading statements. If the information submitted pursuant to Section 5, Section 6 or this Section 7 of Article I, by any shareholder proposing a nomination or business to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with Section 5 or Section 6 of Article I, as applicable, and this Section 7 of Article I.
(h)Certain Defined Terms. For purposes of these Bylaws:
(1)“acting in concert” means a person who knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to management, governance or control of the Company in parallel with, another person where each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to and in accordance with Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A; provided further, that a person deemed to be acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person;
(2)“present in person” means, for purposes of Section 5, Section 6 and this Section 7 of Article I only, that the shareholder of record proposing that the nomination or business, as applicable, be brought before the meeting or, if the proposing shareholder is not an individual, a qualified representative of such shareholder, appear at such meeting;
(3)“Proposing Person” means (A) the shareholder delivering a Nomination Notice or Access Nomination Notice (as defined below), as applicable, or a Business Notice, (B) the beneficial owner(s), if any, on whose behalf such notice is delivered, (C) any “Affiliate” or “Associate” (in each case, within the meaning of Rule 12b-2 under the Exchange Act) of such beneficial owner or shareholder, (D) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A of the Exchange Act or any successor instructions) with such shareholder or beneficial owner in the solicitation of proxies in respect of such proposed nomination or business and (E) any other person with whom such shareholder or beneficial owner (or any of their respective Affiliates or Associates) is acting in concert;
(4)“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(5)“qualified representative” means a person who is a duly authorized officer, manager or partner of the proposing shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the meeting and stating that such person is authorized to act for such shareholder as proxy at the meeting.
(i)Other Requirements. Notwithstanding the foregoing provisions of Section 5, Section 6 and Section 7 of Article I, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19) and the PBCL with respect to the matters set forth in Section 5, Section 6 and Section 7 of Article I. Nothing in Section 5, Section 6 or Section 7 of Article I shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.
Section 8.Proxy Access.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors of the Company at an annual meeting of shareholders, the Company shall include in the proxy statement distributed on behalf of the Board of Directors for such annual meeting the information specified below (the “Required Information”) with respect to (i) the Access Eligible Shareholder (as defined below) proposing to make a nomination for a director of the Company and who expressly elects at the time of providing the notice required by this Section 8 (the “Access Nomination Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Section 8, (ii) and the nominee to be nominated (an “Access Nominee”); provided that the Access Nomination Notice complies with the other requirements of the Articles of Incorporation, these Bylaws and all applicable laws or regulations. The Required Information shall be (w) the name of the Access Nominee (which shall also be included on the Company’s form of proxy and ballot), (x) all information concerning the Access Nominee and the Access Eligible Shareholder required to be disclosed in the Company’s proxy statement under the rules and regulations of the Exchange Act, these Bylaws, the Articles of Incorporation and applicable law, (y) if the Access Eligible Shareholder so elects, a statement (the “Statement”) of not more than 500 words in support of the nomination that shall comply with Section 14 of the Exchange Act and (z) any other information that the Company or the Board of Directors determines, in their sole discretion, to include in the proxy statement relating to the nomination of the Access Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided to the Company pursuant to this Section 8.
(b)The Company shall not be required to provide access to the Company’s proxy materials with respect to any annual meeting of shareholders for more than the Maximum Number (as defined below) of Access Nominees. Any Access Eligible Shareholder submitting more than one Access Nominee for inclusion in the Company’s proxy materials pursuant to this Section 8 shall rank such Access Nominees based on the order that the Access Eligible Shareholder desires such Access Nominees to be selected for inclusion in the Company’s proxy statement in the event that the total number of Access Nominees submitted by Access Eligible Shareholders pursuant to this Section 8 exceeds the Maximum Number. If there are more than the Maximum Number of nominations for which access to the Company’s proxy materials has been sought in compliance with this Section 8, the highest ranking Access Nominee who meets the requirements of this Section 8 from each Access Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Access Eligible Shareholder disclosed as Owned in its respective Access Nomination Notice submitted to the Company. If the Maximum Number is not reached after the highest ranking Access Nominee who meets the requirements of this Section 8 from each Access Eligible Shareholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Access Nominee who satisfies the eligibility requirements in this Section 8 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Access Eligible Shareholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 8) other than due to a failure by the Company to include such Access Nominee in the proxy materials in violation of this Section 8, no other nominee or nominees (other than any Access Nominee already determined to be included in the Company’s proxy materials who continues to satisfy the eligibility requirements of this Section 8) shall be included in the Company’s proxy materials or otherwise submitted for director election pursuant to this Section 8.
(c)The Company shall not be required to provide access to the Company’s proxy materials with respect to any annual meeting of shareholders if it receives timely notice pursuant to Section 5(b)(1) of Article I that any Proposing Person proposes (or multiple Proposing Persons propose) to nominate (i) a Prospective Nominee for election with respect to which such access is not being requested or (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule against a nominee of the Board of Directors.
(d)In order for the Access Nominee to be eligible for election at the annual meeting and the Required Information about such nominee of an Access Eligible Shareholder to be included in the Company’s proxy materials, the following requirements must be satisfied:
(1)The nomination must be made pursuant to a timely Access Nomination Notice to the Secretary of the Company. For such Access Nomination Notice to be deemed timely given, an Access Eligible Shareholder must first notify the Company that such Access Eligible Shareholder intends to nominate an Access Nominee, and all of the information required by this Section 8 as well as Section 5(b)(2) of Article I must be received by the Secretary of the Company at the Company’s principal executive offices not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced mailing of its proxy materials (as stated in such proxy materials) in connection with the most recent annual meeting of shareholders. In no event shall the recess, adjournment or postponement of an annual meeting (or public disclosure thereof) commence a new time period (or extend any time period) for the giving of an Access Nomination Notice as described above.
(2)The Access Nomination Notice shall contain or be accompanied by the following, which shall be received by the Secretary of the Company within the time period specified in this Section 8 for providing the Access Nomination Notice: (i) the name and address of the Access Eligible Shareholder and, if applicable, each member of a group of persons constituting an Access Eligible Shareholder, and an express election to have its Access Nominee included in the Company’s proxy materials pursuant to this Section 8; (ii) clauses (w) – (y) of the Required Information; (iii) a statement certifying the number of shares the Access Eligible Shareholder (and each member of a group of persons constituting the Access Eligible Shareholder) is deemed to Own and has Owned continuously for the three year period prior to the Submission Date (as defined below) of the Access Nomination Notice for the purposes of this Section 8, which statement shall also be included in the Schedule 14N filed with the SEC; (iv) to the extent that an Access Eligible Shareholder (or any member of a group of persons constituting an Access Eligible Shareholder) is not or has not been continuously the holder of record of the shares of the Company that are being used to satisfy the requisite Minimum Ownership (as defined below) and Minimum Holding Period (as defined below) requirements to establish its or their status as an Access Eligible Shareholder, (A) one or more written statements from the holder of record of the shares (and from each intermediary through which each such person derives, or during the Minimum Holding Period has derived, Ownership of such shares) verifying that, as of a date within seven (7) calendar days preceding the Submission Date, each such person Owns such shares and has Owned at least Minimum Ownership continuously for at least the Minimum Holding Period, and (B) an agreement to provide, within five (5) business days after the record date for determining shareholders entitled to vote at the annual meeting of shareholders, written statements from the holder of record and intermediaries verifying the continuous ownership of the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) of such shares through and including such record date; (v) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that it, its Access Nominee and each of its and its Access Nominee’s affiliates and associates: (A) intends to continue to Own the shares satisfying the Minimum Ownership through the conclusion of the annual meeting of shareholders; (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any individual other than its Access Nominee(s); (C) has not engaged and will not engage in, and has not and will not be a “participant” (within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act or any successor rule) in, a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule, without reference to the exception in Section14a-1(l)(2)(iv)) in support of the election of any individual as a director at the annual meeting of shareholders other than its named Access Nominee or a nominee of the Board of Directors; and (D) will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Company; (vi) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that it acquired the shares Owned, including the requisite number of shares qualifying the Access Eligible Shareholder to submit an Access Nominee, in the ordinary course of business and that (x) as of the Submission Date and (y) at all times until the election of directors at the annual meeting of shareholders, in each case neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee Owns or shall Own, as applicable, any securities of the Company for the purpose, or with the effect, of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d-3(b) under the Exchange Act or any successor rule, other than solely by reason of seeking the election as a director of its named Access Nominee; (vii) a representation and undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) that: (A) the Access Eligible Shareholder agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of shareholders or applicable to the filing and use, if any, of soliciting material; (B) it will provide facts, statements and other information in all communications with the Company and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will promptly provide any other information reasonably requested by the Company, including, without limitation, to evidence or support any such facts, statements or other information; and (C) it will file with the SEC any solicitation or other communication with any of the Company’s shareholders relating to the annual meeting of shareholders at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; (viii) an undertaking by the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) acknowledging its responsibility for the Required Information, all other information submitted to the Company pursuant to this Section 8 and all of its and its Access Nominee’s communications to shareholders in connection with the election of directors at the annual meeting of shareholders. In such undertaking, the Access Eligible Shareholder (including each member of a group of persons constituting an Access Eligible Shareholder) shall: (A) expressly assume all liability to which the Company or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Access Eligible Shareholder or any of its affiliates or its Access Nominee to the Company or to any shareholder of the Company in connection with the election of directors at the annual meeting of shareholders; and (B) agree to indemnify and hold harmless the Company and any of its affiliates, and any director, officer, employee or representative thereof, individually against any liability, loss or damage in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against any such person arising out of or based upon any nomination, solicitation or other activity by the Access Eligible Shareholder in connection with its efforts to elect the Access Nominee pursuant to this Section 8; (ix) if the Access Nomination Notice is submitted by a group of persons that together constitute an Access Eligible Shareholder, an agreement executed by all members of such group (A) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination; and (B) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations set forth in paragraph (d) (2) (viii) of this Section 8 shall apply to each member of such group on a joint and several basis; (x) a statement of whether or not the Access Eligible Shareholder (including each member of any group of persons constituting an Access Eligible Shareholder) intends to maintain the Minimum Ownership for at least one year following the annual meeting (subject to any mandatory fund rebalancing required by such person’s preexisting governing instruments or written investment policies); (xi) a copy of the Schedule 14N (or any successor form thereto) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act or any successor rule; (xii) consent of the Access Nominee to being named in the proxy materials and as a nominee, and to serving as a director and acting as a representative of all shareholders if elected, and all information, agreements and undertakings by each Access Nominee that would be required to be provided by a Prospective Nominee who is nominated pursuant to Section 5 of Article I (other than that required by Section 5(b)(2)(C)(xvi) of Article I of these Bylaws and representations to be made relating to the requirements of Rule 14a-19 under the Exchange Act), and any other information reasonably requested by the Company, including, without limitation, to evidence or support any facts, statements or other information; (xiii) a representation and undertaking by the Access Nominee that such nominee (A) is and will continue to be Independent (as defined below), (B) is not a Disqualified Repeat Nominee (as defined below), (C) is not, and continues not to be, a Disqualified Person (as defined below), (D) is and will continue to be in compliance with the Company’s Corporate Governance Principles to the extent applicable to directors and director nominees and (E) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director; (xiv) the details of any position of the Access Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with are alternatives to the products produced or services provided by the Company or its affiliates) that does not result in such Access Nominee to become a Disqualified Person or significant supplier, customer or counterparty of the Company within the three years preceding the Submission Date; (xv) any other information, representations and agreements that are the same as those that would be required to be set forth in a Nomination Notice pursuant to Section 5 of Article I (including, without limitation a completed and executed questionnaire, representation and agreement required by Section 8 of Article I) and (xvi) the Statement.
(3)The Access Nominee shall meet and shall continue to meet the criteria set forth in Section 8(d) (2) (xiii) of Article I.
(4)Neither the Access Nominee nor the applicable Access Eligible Shareholder (including none of the members of any group of persons constituting an Access Eligible Shareholder) shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof.
(5)Each of the Access Nominee and the applicable Access Eligible Shareholder (including each of the members of any group of persons constituting an Access Eligible Shareholder) shall not have failed to comply with its agreements, representations, undertakings and other obligations pursuant to these Bylaws, including, but not limited to, this Section 8.
(6)The information and documents required by this Section 8(d) shall be (i) provided with respect to and executed by each Access Eligible Shareholder or, in the case of an Access Eligible Shareholder comprised of a group of persons, each member in that group; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Access Eligible Shareholder or, in the case of an Access Eligible Shareholder comprised of a group of persons, each member in that group. A breach of any obligation, agreement or representation in or pursuant to this Section 8 by any member of such group or any Access Nominee shall be deemed a breach by the Access Eligible Shareholder. The Access Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 8(d) (other than such notices, confirmations, information and documents contemplated to be provided after the date the Access Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Company (the “Submission Date”).
(e)Notwithstanding anything to the contrary herein, the Company may omit from its proxy materials any information or statement (including the Statement) that it, in good faith, believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (2) would violate or cause the Company to violate these Bylaws, the Articles of Incorporation or any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
(f)The Access Eligible Shareholder and its Access Nominee shall each provide to the Company prompt written notice of:
(1)any material error recognized by the Access Eligible Shareholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect (collectively, an “error”), the information previously provided by the Access Eligible Shareholder or its nominee in the Access Nomination Notice or otherwise provided to the Company or to its shareholders in connection with the nomination, and the information that is required to correct any such error (it being understood that providing any such notification shall not be deemed to cure any such error or limit the remedies (including, without limitation, under these Bylaws) available to the Company relating to any such error); or
(2)any material change in its Ownership of shares of the Company occurring since the Submission Date and before the election of directors at the annual meeting; provided, without limiting the generality of the foregoing, that any failure to satisfy the Minimum Ownership requirement shall constitute a material change.
(g)If the Board of Directors nominates an Access Nominee as part of the Board of Directors’ slate of nominees, the notice provided pursuant to this Section 8 will be deemed withdrawn and the former Access Nominee shall be presented to the shareholders at the annual meeting in the same manner as any other nominee of the Board of Directors, except that the Access Nominee shall be considered a director for whom access to the Company’s proxy materials was provided for all purposes of these Bylaws, including the determination of the Maximum Number of Access Nominees.
(h)If, after the deadline for submitting an Access Nomination Notice as set forth in Section 8(d)(1) of Article I, (i) an the Board of Directors (acting in good faith) determines or the Company is notified the Access Eligible Shareholder becomes ineligible to nominate a director for inclusion in the Company’s proxy materials pursuant to this Section 8, any of the representations and warranties made in the Access Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), any material violation or breach occurs of the obligations, agreements, representations or warranties of the Access Eligible Shareholder or the Access Nominee under this Section 8, or withdraws such nomination, (ii) an Access Nominee withdraws from or becomes unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or to be named in the Company’s proxy materials pursuant to this Section 8, (iii) the Company receives a notice pursuant to Section 5 of Article I that a shareholder has nominated or intends to nominate a candidate for director at the annual meeting or (iv) the Access Eligible Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 8, in each case whether before or after the mailing of a definitive proxy statement, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such ineligibility, withdrawal, unwillingness or unavailability commence a new time period (or extend any time period) for the giving of an Access Nomination Notice), then the nomination of any Access Nominee by a person described in clause (i) of this paragraph, and of any Access Nominee described in clause (ii) of this paragraph, shall be disregarded, and the Company (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee and (y) may otherwise communicate to shareholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that any such Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. No other nominee may be substituted by the Access Eligible Shareholder that nominated any such Access Nominee.
(i)Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, if a judge or judges of election shall not have been appointed pursuant to these Bylaws, the presiding officer of the meeting shall, if the facts warrant, determine and declare that (i) a nomination was not made in accordance with the procedures prescribed by this Section 8, (ii) an Access Nominee is ineligible to be named in the Company’s proxy materials pursuant to this Section 8 or to be considered for election at the meeting, or (iii) an Access Nominee and/or the applicable Access Eligible Shareholder shall have breached its or their representations, undertakings, agreements or obligations under or pursuant to this Section 8, and in each such case, the judge or judges of election or the presiding officer of the meeting, as applicable, shall so declare at the meeting and the nomination shall be disregarded notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the Company. Any decision by the judge or judges of election or the presiding officer of the meeting, as applicable, shall be conclusive and binding upon all shareholders of the Company for any purpose.
(j)This Section 8 shall be the exclusive method for shareholders or Access Eligible Shareholders to include nominees for director in the Company’s proxy materials (other than inclusion in the Company’s form of proxy pursuant to Rule 14a-19 of the Exchange Act). Nothing in Section 8 shall be deemed to affect any rights of a nominee to be included in the Company’s form of proxy pursuant to and in accordance with Rule 14a-19 under the Exchange Act. Notwithstanding anything to the contrary contained in this Section 8, the Company may solicit against, and include in the proxy statement and any supplemental proxy materials its own statements relating to, any Access Nominee.

(k)For purposes of these Bylaws, the following definitions shall apply:
(1)An “Access Eligible Shareholder” shall mean a person (or a group of not more than twenty (20) persons formed for the purpose of seeking access pursuant to this Section 8; provided that a group of funds that are (i) under common management and investment control, or (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d) (1) (G) (ii) of the Investment Company Act of 1940, as amended, shall be treated as one person for this purpose if the Access Eligible Shareholder provides, no later than the deadline for submitting the Access Nomination Notice pursuant to Section 8(d)(1) of Article I, documentation reasonably satisfactory to the Company to evidence the same) who or which has continuously Owned 3% or more of the outstanding shares of the Company as of the most recent date for which such number is disclosed by the Company in any filing by the Company with the SEC prior to submission of the Access Nomination Notice (the “Minimum Ownership”) continuously for a minimum of three full years prior to and as of the Submission Date (the “Minimum Holding Period”) and continue(s) to Own at least the same amount of securities so owned by such person or group of persons through the record date for the annual meeting of shareholders and the date of the annual meeting of shareholders.
For purposes of this Section 8, persons who jointly nominate an individual for election as a director shall be considered an Access Eligible Shareholder only if they have agreed in writing to so act, are so identified in the Access Nomination Notice and the information and the undertakings required by this Section 8 for an Access Eligible Shareholder are provided by and with respect to each such person. For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the Minimum Ownership and Minimum Holding Period requirements for an Access Eligible Shareholder, only the common shares of the Company Owned by any member of a group continuously for at least three full years shall be aggregated with the common shares Owned continuously for three years by each other person acting jointly to constitute an Access Eligible Shareholder. A record holder acting on behalf of a beneficial owner will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately as a member of such group, subject to the other provisions of this Section 8. No person may be a member of more than one group of persons constituting an Access Eligible Shareholder with respect to any annual meeting of shareholders and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of the Company disclosed as owned in the Access Nomination Notice.
(2)A “Disqualified Person” means a nominee (i) whose election as a member of the Board of Directors, or inclusion of such nominee in the Company’s proxy materials, would cause the Company to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U. S. exchange upon which the shares of the Company are traded, or any applicable state or federal law, rule or regulation; (ii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten

(10) years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor rule;
(3)A “Disqualified Repeat Nominee” in respect of an annual meeting of shareholders shall mean an individual as to whom access to the Company’s proxy materials was provided pursuant to this Section 8 for either of the two most recent annual meetings of shareholders and (i) who withdrew from or became unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or (ii) received at such meeting votes in favor of his or her election representing less than 25% of the total votes cast with respect to his or her election. For the avoidance of doubt, neither this Section 8(k)(3) nor Section 8(d)(2)(iii) of Article I shall prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 5 of Article I.
(4)“Independent” with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U. S. exchange upon which the shares of the Company trade, any applicable rules of the SEC and any additional publicly disclosed standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Company’s directors in accordance with the rules of the Securities and Exchange Commission, such principal U. S. exchange or otherwise.
(5)The “Maximum Number” of Access Nominees for an annual meeting of shareholders shall be that number of directors constituting the greater of (x) two or (y) 20% of the total number of directors in office as of the deadline for submitting an Access Nomination Notice as set forth in Section 8(d)(1) of Article I (rounded down to the nearest whole number). In the event that one or more vacancies for any reason occurs after such date but before the date of the annual meeting of shareholders and the size of the Board of Directors is reduced in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number shall be reduced by any of the following, whether occurring before or after the deadline for submitting an Access Nomination Notice: (i) any person who is or will be nominated by the Board of Directors pursuant to Section 8(g) of Article I; (ii) the number of directors in office on such date who were nominated at any of the three most recent annual meetings of shareholders pursuant to this Section 8 (including by the Board of Directors pursuant to Section 8(g) of Article I) or pursuant to Section 5 of Article I, other than such directors whose term of office will expire at such annual meeting of shareholders and who is not seeking (or agreeing) to be nominated at such meeting for another term of office; (iii) any person who is nominated by an Access Eligible Shareholder pursuant to this Section 8 but whose nomination is subsequently withdrawn or who becomes unwilling, ineligible or unavailable for election at the meeting, to serve as a director for any reason or to be named in the Company’s proxy materials pursuant to this Section 8; or (iv) any person who is or will be nominated by the Board of Directors pursuant to an agreement, understanding or arrangement with one or more shareholders or group of shareholders (other than any agreement, understanding or arrangement entered into in connection with an acquisition of shares of the Company, by such shareholder or group of shareholders, from the Company).

(6)“Ownership” (and its correlative terms “Owned,” “Owning” and other variations of the word “Own”), when used to describe the nature of a person’s ownership of shares of the Company, shall mean those outstanding shares of common stock of the Company (“common shares”) as to which the person in question possesses (i) the full unhedged power to vote or direct the voting of such shares, (ii) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (iii) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the Company, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. A person’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five (5) business days’ notice, and recalls such shares promptly upon being notified by the Company that the applicable Access Nominee will be included in the proxy materials.
Section 9.Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice pursuant to Sections 5 or 8 of Article I, as applicable) to the Secretary of the Company at the principal executive offices of the Company a completed and executed written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any Proposing Person on whose behalf, directly or indirectly, the nomination is being made, and an executed written representation and agreement (the form of which shall be provided by the Secretary upon written request) that such person (a) is qualified and if elected intends to serve as a director of the Company for the entire term for which such nominee is standing for election, (b) is not, at the time of election will not be, and during his or her service as a director of the Company will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (1) that has not been disclosed to the Company or (2) that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (c) is not, at the time of election will not be, and during his or her service as a director of the Company will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (d) has disclosed to the Company any and all potential and actual conflicts of interest with the Company, and (e) if elected as a director of the Company, would be in compliance with, and at all times during his or her service as a director will remain in compliance with, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.
ARTICLE II
DIRECTORS
Section 1.Number and Term. Subject to the provisions of the Articles of Incorporation and of applicable law, (a) the Board of Directors shall have the exclusive authority by action of the Board of Directors to determine the number of directors to constitute the board, and (b) the directors shall be elected to hold office until the next annual meeting of shareholders of the Company, or until the earlier of his or her death, resignation, disqualification or removal from office.
Section 2.Powers. The business of the Company shall be managed by the Board of Directors, which shall have all powers conferred by applicable law and these Bylaws. The Board of Directors shall elect, remove or suspend officers, determine their duties and compensations, and require security in such amounts as it may deem proper.
Section 3.Chair of the Board. The Board of Directors shall elect one of its members to be the Chair of the board (“Chair of the Board”) for such term of office as the Board of Directors shall determine, but no longer than a one-year term. [The Chair of the Board may not be elected to serve more than four annual terms in succession, unless he or she is an employee of the Company or as otherwise determined by Board of Directors.] The Chair of the Board may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors. The Chair of the Board may be an Independent Director (as defined below) and shall not be deemed to be an officer of the Company unless he or she is an employee of the Company. The Chair of the Board shall preside at all meetings of the Board of Directors and act as the presiding officer at all meetings of the shareholders, in each case, at which he or she is present and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chair of the Board shall make reports to the Board of Directors and the shareholders and shall see that all orders and actions of the board and any committees thereof are carried into effect. In the absence of the Chair of the Board, a director selected by a majority of the Board of Directors shall discharge the duties of the Chair of the Board.
Section 4.Committees. The Board of Directors shall establish and maintain a Compensation Committee, a Nominating and Governance Committee and an Audit Committee

and may establish such other committees as it shall deem appropriate. Each such committee shall consist of one or more directors and shall have such powers and duties as the Board of Directors shall determine. Any committee, to the extent provided in an action by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors, subject to applicable law and Article VII of these Bylaws.
Section 5.Meetings.
(a)Regular Meetings. Regular meetings shall be held at such times as the board shall designate by action of the Board of Directors. Notice of regular meetings need not be given.
(b)Special Meetings. Special meetings of the board may be called at any time by the Chair of the Board or the President and shall be called by him or her upon the written request of one-third of the entire Board of Directors. Notice of the time and place of each special meeting shall be given to each director at least 24 hours (in the case of notice by telephone) or at least two days (in the case of notice by other means) before such meeting in a manner permitted by Section 1702 of the PBCL (or any successor provision).
(c)Place. Meetings of the Board of Directors shall be held at such place, within or without the Commonwealth of Pennsylvania, as the board may designate or as may be designated in the notice calling the meeting.
(d)Participation. One or more directors may participate in a meeting of the board or a committee of the board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 5(d) shall constitute presence at the meeting.
(e)Rules. The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight and management of the affairs of the Company.
Section 6.Quorum and Required Vote. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting and the acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors.
Section 7.Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting by a consent or consents thereto in record form executed before, on or after the effective time by all of the directors in office at the effective time. Such consent may provide, or a person executing a consent, whether or not then a director, may instruct in record form that the consent will be effective at a future time, including a time determined upon the happening of an event. In the case of a consent executed by a person not a director at the time of execution, the consent is effective at the stated effective time if the person who executed the consent is a director at the effective time and did not revoke the consent in record form prior to the effective time. A consent is effective at the stated effective time even if one or more signatory is no longer directors at the effective time unless the consent has been revoked by a signatory who is a director at the effective time. A signatory of a consent may revoke the signatory’s consent in record form until the consent becomes effective.

Section 8.Vacancies. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority of the directors then in office, though less than a quorum, and each person so elected shall be a director to serve for the balance of the unexpired term and until his successor is duly elected and qualified. When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
Section 9.Resignation. Any director may resign at any time upon notice in record form to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as shall be specified in the notice of resignation.
Section 10.Independent Directors.
(a)Definition of Independent Director. For purposes of these Bylaws, the term “Independent Director” shall mean a director who qualifies as independent in accordance with the Independence tests set forth in Section 303A.02 of the New York Stock Exchange’s Listed Company Manual, as amended. Notwithstanding the foregoing, the ownership of equity or debt securities of the Company, or derivatives thereof, shall not by itself disqualify any person from being classified as an Independent Director.
(b)Interpretation and Application of This Bylaw. The Board of Directors shall have the exclusive right and power to interpret and apply provisions of this Section 10, including, without limitation, the definitions of terms used in and guidelines for the application of this Section 10. In the case of any such interpretation or application to a specific person which results in such person being classified as an Independent Director, the Board of Directors shall have determined that such person is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with such person’s exercise of independent judgment as a board member. Each director has a duty to disclose all circumstances that may have a bearing on his or her classification as an Independent Director.
(c)Duties of Independent Directors. Independent Directors shall have the following special duties and responsibilities:
(1)to evaluate, periodically and at least annually, the performance of the chief executive officer of the Company, including, among other things, a determination of the manner in which he or she is fulfilling responsibilities to directors, shareholders, employees, customers and other constituencies.
(2)to assure that the chief executive officer has appropriate leadership succession plans for the Company; and
(3)to review and monitor achievement of the chief executive officer’s long-range strategic plans for the Company.
(d)Lead Independent Director. The Board of Directors may, in its discretion, elect from the Independent Directors one director to be the lead independent director, whose term shall be annual[, but who may not be elected to serve more than four annual terms in succession].

The lead independent director, if any, shall preside at all meetings of Independent Directors and, in addition, shall have such other duties and responsibilities as may be assigned to him or her from time to time by the Board of Directors.
Section 11.Compensation. The Board of Directors has the authority to fix the compensation of the directors for their services as directors, regardless of the personal interests of the directors, and if the Board of Directors establishes the compensation of directors pursuant to this Section 11 that action is presumed to be fair to the Company. A director may be a salaried officer of the Company. Directors will be reimbursed for their expenses of attendance at any meeting of the Board of Directors or any committee thereof.
Section 12.Limitation on Liability. A director shall not be personally liable for monetary damages for any action taken on or after January 27, 1987, or for the failure to take any action on or after the date, unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors’ Liability Act (Act 145 of 1986, P. L. 1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 8 shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal or modification of any provision of this Section 8 of Article II shall be prospective only and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.
ARTICLE III
OFFICERS
Section 1.Election. At its first meeting after each annual meeting of shareholders, the Board of Directors shall elect a president, a treasurer, a secretary, a controller and such other officers as it deems advisable. Any two or more offices may be held by the same person.
Section 2.Removal. Any officer or other agent of the Company may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.
Section 3.Vacancies. A vacancy in any office because of the death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated.
Section 4.President. Except as the Board of Directors may otherwise prescribe by action of the Board of Directors, the president shall be the chief executive officer of the Company and shall have general supervision over the business and operations of the Company and may perform any act and execute any instrument or other papers for the conduct of such business and operations, and shall have all the other powers and duties as are usually related to the chief executive officer of a corporation and such other powers and duties as may be from time to time assigned by the Board of Directors.

Section 5.Other Officers. The duties and powers of the other officers shall be those usually related to their offices or as may be designated by the president, except as otherwise prescribed by action of the Board of Directors.
Section 6.General. In the absence of the president or any other officer or officers designated by the board shall exercise the powers and perform the duties of the president. The president, or any officer or employee authorized by him or her, may appoint, remove or suspend agents or employees of the Company, other than officers appointed by the board, and may determine their duties and compensation.
ARTICLE IV
INDEMNIFICATION
Section 1.Right to Indemnification. The Company shall indemnify to the fullest extent permitted by applicable law (as the same exists or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such applicable law permitted the Company to provide prior to such amendment), any person (such person, an “Indemnitee”) who was or is a party (which shall include for purposes of this Article IV the giving of testimony or similar involvement), is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, including any and all appeals, by reason of the fact that he or she is or was a director or officer of the Company or while serving as a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such Indemnitee in any such capacity or in any other capacity while serving as a director, officer, employee or agent, from and against any loss and liability suffered and penalty, damages, excise tax assessed with respect to an employee benefit plan, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeals, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. The Board of Directors may, and on request of any Indemnitee shall be required to, determine in each case whether indemnification is proper under applicable law, or such determination shall be made by independent legal counsel selected by the board if the board so directs or if the board is not empowered by law to make such determination. If there has been a change in control (as such term is used in Item 6(a) of Schedule 14A promulgated by the Securities and Exchange Commission under the Exchange Act) of the Company between (1) the time of the action or failure to act giving rise to the claim for indemnification and (2) the time such claim is made, at the option of the Indemnitee seeking indemnification the permissibility of indemnification shall be determined by independent legal counsel selected jointly by the Company and the Indemnitee seeking indemnification. The fees and expenses of such counsel shall be paid by the Company. The obligations of the Company to indemnify an Indemnitee under this Article IV, including the duty to advance expenses, shall be a contract between the Company and such person, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director, officer, employee or agent such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 2.Advancement of Expenses. In addition to the right to indemnification pursuant to Section 1 of Article IV, an Indemnitee shall also have the right, to the fullest extent permitted by applicable law (as the same exists or may hereafter be amended) to be paid by the Company expenses (including attorney’s fees, costs and expenses) incurred by the Indemnitee in appearing at, participating in and defending, or otherwise arising out of or related to, an action, suit or proceeding for which such Indemnitee may be entitled to indemnification under this Article IV in advance of the final disposition of such action, suit or proceeding subject, if required by applicable law, to receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Company as authorized in this Article IV or otherwise or found that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Article IV or otherwise pursuant to applicable law. With respect to any indemnifiable proceeding for which an Indemnitee requests advancement of expenses under this Section 2, the Company shall be entitled, in its sole discretion, to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to indemnitee of prior written notice of its election to do so.
Section 3.Indemnification Not Exclusive. The indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any agreement, vote of shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and shall inure to the benefit of the heirs, executors and administrators of any such person.
Section 4.Insurance, Security and Other Indemnification. The Board of Directors shall have the power to (a) authorize the Company to purchase and maintain, at the Company’s expense, insurance on behalf of the Company and others to the extent that power to do so has not been restricted by applicable law, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure in any manner any of its indemnification obligations and (c) give other indemnification to the extent not prohibited by applicable law.
Section 5.Indemnification of Employees and Agents. The Company may provide indemnification and advancement of expenses to any employee or agent of the Company to the full extent of this Article IV.
ARTICLE V
CERTIFICATES OF STOCK
Section 1.Share Certificates. Any or all classes and series of shares of the Company, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except as otherwise required by applicable law or the Articles of Incorporation. To the extent a shareholder of record holds any shares not represented by uncertificated shares, such shareholder shall be entitled to a share certificate representing such shares held by him or her. To the extent that share certificates for the Company are issued, each such share certificate shall bear the corporate seal and the signature (which may be a facsimile signature) of the Chair of the Board, president or a vice president and the Secretary of the Company or an assistant secretary or treasurer of the Company.

Section 2.Transfers. Shares of stock of the Company shall be transferable on the books of the Company only upon written instructions to the Company (or through its duly authorized transfer agent) by the registered holder or by such register holder’s duly authorized attorney, and, with respect to certificated shares of stock, only upon surrender of such share certificate(s), properly endorsed by the registered holder or by such register holder’s duly authorized attorney.
Section 3.Record Holder. The Company shall be entitled to treat the person in whose name any share or shares of the Company stand on the books of the Company as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.
Section 4.Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of the loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.
ARTICLE VI
CERTAIN MATTERS RELATING TO
PENNSYLVANIA ACT NO. 36 OF 1990
In accordance with the provisions of Section 2571(b) (2) (I) of the Pennsylvania Associations Code, as amended, Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Pennsylvania Associations Code shall not be applicable to the Company.
ARTICLE VII
AMENDMENTS
Except as restricted by applicable law, the authority to adopt, amend and repeal the Bylaws of the Company is expressly vested in the Board of Directors, subject to the power of the shareholders to change such action. These Bylaws may be changed at any regular or special meeting of the Board of Directors by the vote of a majority of all the directors in office. The authority, powers and functions of the Board of Directors may not be varied, and a committee of the Board of Directors may not be established, by a Bylaw adopted by the shareholders unless such Bylaw has been adopted with the approval of the Board of Directors.
33